                                                                  Exhibit 2.3(a)


                         F I R S T   A M E N D M E N T

                                       TO

Agreement and Plan of Reorganization Amended and Restated as of March 11, 1996 by and among The Fortress Group, Inc., Genesee Acquisition, Inc., The Genesee Company, The Genesee Company/Castle Pines, Ltd., The Genesee Company of Michigan, Ltd., Genesee Development Company, and Robert Short (the "Agreement and Plan of Reorganization").

     The Agreement and Plan of Reorganization is hereby amended by amending Annex II and Annex III thereto to read as follows:

                                   "ANNEX II

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                           DATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                           GENESEE ACQUISITION, INC.
                              THE GENESEE COMPANY
                               COMPANY AFFILIATES
                                      AND
                         THE STOCKHOLDER NAMED THEREIN

                    CONSIDERATION TO BE PAID TO STOCKHOLDER


                                     Part I
                                     ------

                                    SUMMARY

       Aggregate consideration to be paid to STOCKHOLDER:

1,729,495 shares of Fortress Common Stock.

Cash:  $ 695,000
         ---------


       Consideration to be paid to each STOCKHOLDER:
       --------------------------------------------


                 Shares of Fortress  Shares of Fortress    Cash
  Stockholder      Common Stock       Preferred Shares     (000)
- ---------------  ------------------  ------------------  --------

Robert Short           1,729,495              20,000     $695,000
                       ---------              ------     --------
Totals:                1,729,495              20,000     $695,000


                                    ANNEX II
                                  (continued)

                                    PART II


AGGREGATE CONSIDERATION TO BE PAID TO EACH FOUNDING COMPANY:



                    Shares of Fortress  Shares of Fortress  Cash
Founding Company       Common Stock      Preferred Shares  (000)
- ------------------  ------------------  ------------------ ------

Buffington                   1,897,897                    $1,129

Christopher                  1,691,227                       179

Genesee                      1,729,495       20,000          695

Solaris                        915,256                     3,876
                          ------------   -----------       ------
Totals:                      6,233,875       20,000       $5,879


                                   ANNEX III

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                   AMENDED AND RESTATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                           GENESEE ACQUISITION, INC.
                              THE GENESEE COMPANY
                               COMPANY AFFILIATES
                                      AND
                         THE STOCKHOLDER NAMED THEREIN

          STOCKHOLDERS AND STOCK OWNERSHIP OF THE FORTRESS GROUP, INC.
                               (Prior to Closing)


Stockholders                               Number of Shares
- ------------                               ----------------
Charles F. Smith & Family Trusts                  678,748

Patricia Donnelly                                 651,585

James J. Martell, Jr.                             624,423

Brian J. McGregor                                 128,787

James McEneaney                                    50,812

Michael P. Kahn & Pepi A. Kahn                     50,812
Co-Trustees

James M. Pirrello                                  40,650

Brian Buchanan                                      4,683
                                              --------------
                     Total                      2,230,500"


       IN WITNESS WHEREOF, the parties have executed this First Amendment on this 15th day of May, 1996.

                            THE FORTRESS GROUP, INC.
ATTEST:


______________________      By______________________________________
                                    James J. Martell, Jr., President


                            GENESEE ACQUISITION, INC.
ATTEST:


______________________      By _____________________________________
                                    James J. Martell, Jr., President


                            THE GENESEE COMPANY
ATTEST:


_________________________   By _____________________________________
                                    Robert R. Short, President


                            The Genesee/Castle Pines, Ltd.
ATTEST:

_________________________   By _____________________________________
                                    Robert R. Short, President


                            The Genesee Company of Michigan, Ltd.
ATTEST:


_________________________   By _____________________________________
                                    Robert R. Short, President


                            Genesee Development Company
ATTEST:


_________________________   By _____________________________________
                                    Robert R. Short, President

                            STOCKHOLDER:


                            ___________________________________
                            Robert R. Short